UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2007

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-6446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Because the closing of the going-private transaction of Kinder Morgan, Inc. is at present still pending the receipt of regulatory approval, a number of transactions previously announced will likely be completed before the going-private transaction closes.  For example, the previously announced sales of Terasen Inc. and the Corridor Pipeline System will likely be consummated before the going-private transaction closes, and the sale of Kinder Morgan, Inc.'s U.S. natural gas retail distribution operations closed in March 2007.  As a result, it is likely that the proceeds from those transactions will reduce the amount of debt necessary to consummate the going-private transaction.  In connection with the syndication of the debt financing for the going-private transaction, Kinder Morgan, Inc. will be providing summary unaudited financial information to prospective lenders that gives pro forma effect to the consummation of the previously announced transactions.  This summary unaudited financial information is furnished as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits.

99.1

Unaudited Financial Information of Kinder Morgan, Inc.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.
Dated: April 11, 2007	By:	/s/ Joseph Listengart
Joseph Listengart Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Financial Information of Kinder Morgan, Inc.